UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2007

Tapestry Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24320	84-1187753
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4840 Pearl East Circle, Suite 300W

Boulder, Colorado 80301

(Address of principal executive offices and zip code)

(303) 516-8500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 5, 2007, Tapestry Pharmaceuticals, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Rights Agreement (the “Rights Agreement”) dated as of December 12, 2006, between the Company and American Stock Transfer & Trust Company, as rights agent (the “Rights Agent”).  The Board of Directors of the Company approved the Amendment on July 2, 2007.  The Amendment is attached as an exhibit to this Report, and the Rights Agreement is incorporated by reference as an exhibit to this Report.  The following discussion is qualified in its entirety by reference to the terms of the Amendment and the Rights Agreement.

As described more fully below, the Rights Agreement excludes from Acquiring Person (as defined in the Rights Agreement) each Excluded Stockholder (as defined in the Rights Agreement).  A person initially identified as an Excluded Stockholder will no longer be such if such person (together with the affiliates and associates of such person) acquires more than 1.0% of the then issued and outstanding shares of the Company’s common stock, par value $0.0075 per share (“Common Shares”), after April 4, 2006, subject to certain exceptions.  The Amendment (i) amends the definition of Excluded Stockholder to (a) limit one of the exceptions so that it applies for each Excluded Stockholder only to Common Shares that were acquired by such Excluded Stockholder pursuant to that certain Purchase Agreement, dated as of February 2, 2006, by and among the Company and the other parties thereto (the “Purchase Agreement”) or pursuant to warrants acquired by such Excluded Stockholder pursuant to the Purchase Agreement, (b) include an exception for certain Common Shares acquired or to be acquired by investment funds affiliated with Special Situations Fund III, L.P. (the “Special Situations Funds”), and (c) make certain other updating and clarifying changes to such definition, and (ii) amends the Rights Agreement to provide that in the case of the Shares Acquisition Date (as defined in the Rights Agreement) a Distribution Date (as defined below) does not occur until ten days after the occurrence of a Shares Acquisition Date.  The Special Situations Funds are identified as Excluded Stockholders in the Rights Agreement.

The Amendment followed the acquisition on June 22, 2007, by the Special Situations Funds of 709,832 Common Shares, which acquisition was described in a Statement of Changes in Beneficial Ownership on Form 4 filed with the Securities and Exchange Commission on June 26, 2007.  In connection with its adoption of the Amendment, the Board of Directors confirmed that the Special Situations Funds remained as Excluded Stockholders after the acquisition of those Common Shares applying the definition of Excluded Stockholder that was effective at that time.  The Special Situation Funds also will remain Excluded Stockholders after giving effect to the changes to the definition of Excluded Stockholder contained in the Amendment.

The Rights Agreement was originally entered into by the Company in connection with the approval by the Company’s Board of Directors of a Share Purchase Rights Plan (the “Plan”) to replace the Company’s previous Stockholder Rights Plan, which expired at the end of its ten-year term in accordance with the Rights Agreement, dated as of November 8, 1996, and amended and restated as of September 25, 2001, by and between the Company and the Rights Agent.  Terms of the Plan provided for a dividend distribution of one preferred share purchase right (a “Right”) for each outstanding Common Share.  The dividend was paid on December 29, 2006 (the “Record Date”) to the stockholders of record on that date.  Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series C Junior Participating Preferred Stock, par value $0.001 per share (the “Preferred Shares”), at a price of $16.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), subject to adjustment.  Each one one-thousandth of a share of Preferred Shares has designations and powers, preferences and rights, and the qualifications, limitations and restrictions which make its value approximately equal to the value of a Common Share.

The Rights are currently evidenced by the stock certificates representing the Common Shares then outstanding, and no separate Right Certificates (as defined below) have been distributed.  As amended, until the earlier to occur of (i) 10 days after the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such (subject to a limited exception) or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or entity becomes an Acquiring Person) following the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person or entity becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with or without a copy of the Summary of Rights, which is included in the Rights Agreement as Exhibit C thereof (the “Summary of Rights”).

Until the Distribution Date, the Rights will be transferable with and only with the Common Shares.  Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date, upon transfer or new issuance of Common Shares, will contain a notation incorporating the Rights Agreement by reference.  Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender or transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date.  The Rights will expire on December 29, 2016 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

The Purchase Price payable, and the number of Preferred Shares or other securities or other property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).  The exercise of Rights for Preferred Shares is at all times subject to the availability of a sufficient number of authorized but unissued Preferred Shares.

The number of outstanding Rights and the number of one one-thousandths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidation or combinations of the Common Shares occurring, in any case, prior to the Distribution Date.

Preferred Shares purchasable upon exercise of the Rights will not be redeemable.  Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 but will be entitled to an aggregate dividend of 1,000 times the dividend declared per Common Share.  In the event of liquidation, the holders of the Preferred Shares would be entitled to a minimum preferential liquidation payment of $1,000 per share, but would be entitled to receive an aggregate payment equal to 1,000 times the payment made per Common Share.  Each Preferred Share will have 1,000 votes, voting together with the Common Shares.  Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 1,000 times the amount of consideration received per Common Share.  These rights are protected by customary anti-dilution provisions.  Because of the nature of the Preferred Shares’ dividend and liquidation rights, the value of one one-thousandth of a Preferred Share should approximate the value of one Common Share.  The Preferred Shares would rank junior to any other series of the Company’s preferred stock.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its associates and affiliates (which will thereafter be void), will for a 60-day period have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right (or, if such number of shares is not and cannot be authorized, the Company may issue Preferred Shares, cash, debt, stock or a combination thereof in exchange for the Rights).  This right will terminate 60 days after the date on which the Rights become nonredeemable (as described below), unless there is an injunction or similar obstacle to exercise of the Rights, in which event this right will terminate 60 days after the date on which the Rights again become exercisable.

Generally, under the Plan, an “Acquiring Person” means a Person who (together with the affiliates and associates of such Person) becomes the beneficial owner of 15% or more of the Common Shares then outstanding and shall not be deemed to include (i) the Company, (ii) a subsidiary of the Company, (iii) any employee benefit or compensation plan of the Company, (iv) any entity holding Common Shares for or pursuant to the terms of any such employee benefit or compensation plan or (v) an Excluded Stockholder.  In addition, except under limited circumstances, no person or entity shall become an Acquiring Person as the result of the acquisition of Common Shares by the

Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person or entity to 15% or more of the Common Shares then outstanding.  After giving effect to the Amendment, an Excluded Stockholder is one of certain persons named in the definition who acquired Common Shares pursuant to the Purchase Agreement (and the affiliates and associates of such person) so long as such person (together with its affiliates and associates) does not acquire an aggregate of more than 1.0% of the then issued and outstanding Common Shares after April 4, 2006, excluding Common Shares acquired by such person pursuant to the terms of the Purchase Agreement or pursuant to the terms of warrants issued to such person under the Purchase Agreement, and excluding, in the case of the Special Situations Funds, certain Common Shares acquired from Versant Capital Management LLC (“Versant”) and certain Common Shares issuable upon exercise of a warrant originally issued under the Purchase Agreement to Versant.

In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, its associates or affiliates or certain other persons in which such persons have an interest, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

At any time after an Acquiring Person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one Common Share, or one one-thousandth of a Preferred Share, per Right (or, at the election of the Company, the Company may issue cash, debt, stock or a combination thereof in exchange for the Rights), subject to adjustment.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.  No fractional Preferred Shares will be issued (other than fractions which are integral multiples of the number of one one-thousandths of a Preferred Share issuable upon the exercise of one Right, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that from and after such time as the rights are distributed no such amendment may adversely affect the interest of the holders of the Rights excluding the interests of an Acquiring Person.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Rights have certain anti-takeover effects.  The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company’s Board of Directors.  The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be amended to permit such acquisition or redeemed by the Company at $0.01 per Right prior to the earliest of (i) the Distribution Date or (ii) the Final Expiration Date.

Item 3.03	Material Modification to Rights of Security Holders.

Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
Exhibit 4.1	Amendment to Rights Agreement dated as of July 5, 2007 between Tapestry Pharmaceuticals, Inc. and American Stock Transfer & Trust Company, as Rights Agent.

Exhibit 4.2	Rights Agreement dated December 12, 2006 between the Company and American Stock Transfer and Trust Company, as Rights Agent(1)

(1)           Incorporated herein by reference to the Company’s Current Report on Form 8-K dated December 14, 2006 (File No. 0-24320)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2007	TAPESTRY PHARMACEUTICALS, INC.

	By:	/s/ GORDON H. LINK, JR.

	Name:	Gordon H. Link, Jr.
	Title:	Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 4.1	Amendment to Rights Agreement dated as of July 5, 2007 between Tapestry Pharmaceuticals, Inc. and American Stock Transfer & Trust Company, as Rights Agent.

Exhibit 4.2	Rights Agreement dated December 12, 2006 between the Company and American Stock Transfer and Trust Company, as Rights Agent(1)

(1)           Incorporated herein by reference to the Company’s Current Report on Form 8-K dated December 14, 2006 (File No. 0-24320)